Exhibit 99.1

Certification pursuant to the Sarbanes-Oxley Act of 2002

I, Craig A. Hutchison, Chief Executive Officer of Perry Judd’s Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  the Report of the Company on Form 10-Q for the quarterly period ending September 30, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date November 12, 2002	By	/s/ Craig A. Hutchison

President and Chief Executive Officer

Certification pursuant to the Sarbanes-Oxley Act of 2002

I, Verne F. Schmidt, Chief Financial Officer of Perry Judd’s Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending September 30 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date November 12, 2002	By	/s/ Verne F. Schmidt

Chief Financial Officer